As filed with the Securities and Exchange Commission on December 13, 1996
                                                    Registration No. 33-________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         ____________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ____________________________

                             KAISER VENTURES INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                                94-0594733
       (State or other jurisdic-                    (I.R.S. Employer
         tion of incorporation                     Identification No.)
            or organization)

                         3633 EAST INLAND EMPIRE BLVD.
                                   SUITE 850
                               ONTARIO, CA 91764
             (Address of Principal Executive Offices and zip code)

                         ____________________________

                             KAISER VENTURES INC.
                                1995 STOCK PLAN
                           (Full title of the Plan)
                         ____________________________

                                 Terry L. Cook
                 3633 East Inland Empire Boulevard, Suite 850
                              Ontario, CA  91764
                                (909) 483-8500
                      (Name, address, including zip code
                            and telephone number of
                              agent for service)

                                   Copy to:

                             Thomas G. Lovett, IV
                          Lindquist & Vennum P.L.L.P.
                                4200 IDS Center
                            Minneapolis, MN  55402
                                (612) 371-3211
                         ----------------------------


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
   Title of                              Proposed            Proposed
  Securities         Amount              Maximum             Maximum        Amount of
     to be            to be              Offering            Aggregate     Registration
  Registered        Registered             Price             Offering          Fee
                                         Per Share            Price
----------------------------------------------------------------------------------------

Common Stock      859,102 shares (1)     $9.625 (1)         $8,268,857 (1)   $2,506.00 (1)
$.03 par value
----------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low transaction prices of the Company's Common Stock as reported on the Nasdaq National Market System on December 11, 1996.


This Form S-8 consists of 12 pages (including exhibits). The index to exhibits is set forth on page 4.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the calendar year ended December 31, 1995.

     (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

     (c) The Definitive Proxy Statement dated April 30, 1996 for the Annual Meeting of Shareholders held on June 17, 1996.

     (d) The description of the Company's Common Stock as set forth under Description of Capital Stock in the Company's Registration Statement
          ----------------------------
          on Form S-2, as filed on December 23, 1992 (Registration No. 33-56234), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
-----------------------------------

Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------------------------------------------------

Not applicable.

Item 6.   Indemnification of Directors and Officers.
---------------------------------------------------

     Article Eighth of the Company's Restated Certificate of Incorporation and
Article III of the Company's Bylaws provide that the Company shall, for conduct, acts, or failures to act occurring on or after September 23, 1988, (i) indemnify any person who is made or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company and (ii) provide to any officer or director advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such advances unless it is ultimately determined that he or she is entitled to indemnification by the Company. Advances for such expenses incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors of the Company deems appropriate. In addition, the Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of directors, officers and employees serving the Company, or any other company at the request of the Company, whether or not the Company would have the power to indemnify such persons against such liability under the Company's Bylaws or the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law provides the following:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Item 7.   Exemption from Registration Claimed.
---------------------------------------------

     The options that have been granted under the Plan were all granted to employees of the Company and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.


Item 8.   Exhibits.
-------------------

     EXHIBIT                                               PAGE

     4.1           Kaiser Ventures Inc. 1995
                   Stock Plan, incorporated by
                   reference from Exhibit
                   10.15 of the Company's Form
                   10-K Report of the year
                   ended December 31, 1995................

     4.1.1         First Amendment to Kaiser
                   Ventures Inc. Stock Plan...............   9

     5.1           Opinion and Consent of
                   Lindquist & Vennum P.L.L.P.............  11

     23.1          Consent of Lindquist &
                   Vennum P.L.L.P.
                    (included in Exhibit 5.1).............  11

     23.2          Consent of Ernst & Young LLP...........  12

     24.1          Power of Attorney
                    (included on signature page) .........



Item 9.  Undertakings.
---------------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represents a fundamental change in information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario and the State of California on the 12/th/ day of December, 1996.

                              KAISER VENTURES INC.


                              By:  /s/ Richard E. Stoddard
                                 --------------------------------
                                 Richard E. Stoddard,
                                 Chairman of the Board and
                                 Chief Executive Officer
                                 (Principal Executive Officer)


                               POWER OF ATTORNEY

     The undersigned officers and directors of Kaiser Ventures Inc. hereby constitute and appoint Richard E. Stoddard and Terry L. Cook, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                     DATE
          ---------                          -----                     ----

  /s/ Richard E. Stoddard       Chairman of the Board,           December 12, 1996
  ---------------------------   Chief Executive Officer
  Richard E. Stoddard


  /s/ Gerald A. Fawcett         President                        December 12, 1996
  ---------------------------
  Gerald A. Fawcett



  /s/ James F. Verhey           Sr. Vice President Finance and CFO      December 12, 1996
-----------------------------   (Principal Financial Officer and
James F. Verhey                  Principal Accounting Officer)

  /s/ Ronald E. Bitonti          Director                               December 12, 1996
-----------------------------
Ronald E. Bitonti

  /s/ Todd G. Cole               Director                               December 12, 1996
-----------------------------
Todd G. Cole

  /s/ Reynold C. MacDonald       Director                               December 12, 1996
-----------------------------
Reynold C. MacDonald

  /s/ William J. Morgan          Director                               December 12, 1996
-----------------------------
William J. Morgan

  /s/ Charles E. Packard         Director                               December 12, 1996
-----------------------------
Charles E. Packard

  /s/ Thomas S. Rabone           Director                               December 12, 1996
-----------------------------
Thomas S. Rabone

  /s/ Lyle B. Stevenson          Director                               December 12, 1996
-----------------------------
Lyle B. Stevenson

  /s/ Marshall F. Wallach        Director                               December 12, 1996
-----------------------------
Marshall F. Wallach